Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT,
dated as of February 28, 2006,
among
ACE CASH EXPRESS, INC.,
as the Borrower,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Co-Lead Arranger, Joint Book Runner and as a Lender,
JPMORGAN CHASE BANK, N.A., as Syndication Agent and as a Lender
J.P. MORGAN SECURITIES, INC., as Joint Book Runner and Co-Lead Arranger,
U.S. BANK, NATIONAL ASSOCIATION,
KEYBANK NATIONAL ASSOCIATION,
and
UNION BANK OF CALIFORNIA, N.A.
as Co-Documentation Agents and as Lenders,
and
The Other Lenders Party Hereto

SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of February 28, 2006, is entered into among ACE CASH EXPRESS, INC., a Texas corporation (the “Borrower”), the lenders listed on the signature pages hereof as Lenders (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.
BACKGROUND
     1. The Borrower, certain of the Lenders, and the Administrative Agent are parties to that certain First Amended and Restated Credit Agreement, dated as of July 30, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of January 19, 2006 (the “First Amendment”) (said First Amended and Restated Credit Agreement, as amended by the First Amendment, the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.
     2. The Borrower has requested certain amendments to the Credit Agreement to, among other things, (a) increase the Total Revolving Credit Commitment and the Seasonal Revolving Credit Commitment and extend the Final Maturity Date, (b) add Allied Irish Banks, p.l.c., LegacyTexas Bank, and North Fork Bank (collectively, the “New Lenders”) as lenders under the Credit Agreement, and (c) remove Bank of America, N.A. (“Bank of America”) and CitiBank Texas, N.A. (“CitiBank”) (collectively, the “Exiting Lenders”) as lenders under the Credit Agreement.
     3. The Lenders and the Administrative Agent hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders and the Administrative Agent covenant and agree as follows:
     Section 1. AMENDMENTS.
     (a) Section 1.01 of the Credit Agreement is hereby amended by adding the defined terms “Increase Effective Date”, “Pomegranate Acquisition”, “Popular Acquisition Notes”, “Second Amendment Closing Date”, and “Unencumbered Cash Requirements” thereto in proper alphabetical order to read as follows:
     “Increase Effective Date” shall have the meaning given to such term in Section 2.15.
     “Pomegranate Acquisition” shall mean the acquisition of all the Equity Interests of an entity disclosed to the Lenders in writing prior to the Second Amendment Closing Date for an aggregate amount not to exceed the amount disclosed to the Administrative Agent in writing prior to the Second Amendment Closing Date.

     “Popular Acquisition Notes” shall mean (a) the $3,678,620 convertible subordinated promissory note, dated November 6, 2005, issued by the Borrower and payable to Popular Cash Express, Inc. and (b) the $15,721,380 convertible subordinated promissory note, dated November 29, 2005, issued by the Borrower and payable to Popular Cash Express, Inc.
     “Second Amendment Closing Date” shall mean February 28, 2006.
     “Unencumbered Cash Requirements” means the requirement of any Governmental Authority that the Borrower or any of its Subsidiaries maintain a certain minimum amount of cash in its stores which is not subject to any Lien.
     (b) Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term “Seasonal Revolving Credit Commitment Increase Period” therefrom.
     (c) The definition of “Acceptable Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Acceptable Acquisition” shall mean (i) any acquisition by the Borrower of (x) all or substantially all of the business of or (y) the assets of, any business entity (whatever corporate form and whether accomplished as an asset acquisition or a stock purchase or acquisition of other forms of ownership interests) engaged in the same business or a substantially similar line of business, but only if (a) the purchase price of such acquisition (including the amount of Indebtedness of the business entity or of the seller or sellers assumed in connection therewith) is no more than $10,000,000 and (b) in the case of an acquisition of all or substantially all of a business, such business entity has either (I) positive EBITDA for the twelve (12) month period immediately preceding the proposed date of such acquisition or (II) positive Restated EBITDA for the twelve (12) month period immediately preceding the proposed date of such acquisition (as determined by Administrative Agent and Borrower), (ii) the Pomegranate Transaction, or (iii) any other acquisition approved by Required Lenders in their sole discretion.
     (d) The definition of “Adjustment Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Adjustment Date” shall mean with respect to any calculation of the Applicable Margin or the Applicable Commitment Fee Rate following each fiscal quarter, (i) with respect to the final fiscal quarter in each fiscal year of the Borrower, the earlier of (a) the date on which Borrower’s audited financial statements for the applicable fiscal year are required to be filed with the Securities Exchange Commission under applicable law after the end of such fiscal year and (b) two (2) Business Days after the Borrower has delivered such audited financial statements to Administrative Agent with respect to such fiscal year as required under Section 5.05(a) and (ii) with respect to any other fiscal quarter, the earlier of (a) the date which is forty five (45) days after the end of such fiscal quarter and (ii) the date which is two (2) Business Days after the Borrower has delivered the financial statements to Administrative Agent with respect to such fiscal quarter as required under Section 5.05(b).

     (e) The definition of “Applicable Commitment Fee Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Applicable Commitment Fee Rate” shall mean the applicable percentage rate per annum set forth in the Pricing Grid. On the Second Amendment Closing Date and continuing through and including the day immediately preceding the first Adjustment Date occurring after the Second Amendment Closing Date, the Applicable Commitment Fee Rate shall be the Applicable Commitment Fee Rate when the Debt to EBITDA Ratio is greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00, and for each period thereafter beginning on an Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Commitment Fee Rate shall be the Applicable Commitment Fee Rate set forth opposite the Debt to EBITDA Ratio as determined at the end of the most recently ended fiscal quarter prior to the applicable Adjustment Date.
     (f) The definition of “Applicable Margin” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Applicable Margin” shall mean the margin to be added to the Alternate Base Rate and Adjusted LIBO Rate which is equal to the applicable percentage rate per annum set forth in the Pricing Grid for the applicable Type of Loan (i.e., ABR Loan, Reference Rate Loan, or Eurodollar Loan). On the Second Amendment Closing Date and continuing through and including the day immediately preceding the first Adjustment Date occurring after the Second Amendment Closing Date, the Applicable Margin shall be the Applicable Margin for the applicable Type of Loan when the Debt to EBITDA Ratio is greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00, and for each period thereafter beginning on an Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Margin for the applicable Type of Loan shall be the Applicable Margin set forth opposite the Debt to EBITDA Ratio as determined at the end of the most recently ended fiscal quarter prior to the applicable Adjustment Date.
     (g) The definition of “Borrowing Base Report” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Borrowing Base Report” shall mean the Borrowing Base Report with respect to Cash Holdings and Subsidiary’s Cash Holdings provided as Collateral to the Lenders by the Borrower and its Subsidiaries (other than ACE Funding) in the form of Exhibit C hereto.
     (h) The definition of “Cash Holdings” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Cash Holdings” shall mean the cash owned by the Borrower in the Borrower’s stores, plus the cash owned by the Borrower in the Borrower’s depository accounts with Administrative Agent, plus the cash owned by the Borrower in the Borrower’s depository accounts with Other Financial Institutions, plus the amount of items of the Borrower in clearing at the Administrative Agent and at Other Financial Institutions, plus cash owned by the Borrower in transit with armored couriers.
     (i) The definition of “Deposit Accounts” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Deposit Accounts” shall mean each demand, time, savings, passbook and other like accounts (including any account evidenced by a non-negotiable certificate of deposit), whether interest-bearing or not, and if interest-bearing then all interest accrued and paid or payable thereon, maintained by the Borrower or any of its Subsidiaries (other than ACE Funding), and all moneys owned by the Borrower or any of its Subsidiaries (other than ACE Funding) from time to time in or credited to any and all such deposit accounts, including all earnings or profits therefrom in the form of interest or otherwise.
     (j) The definition of “Final Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Final Maturity Date” shall mean December 31, 2010.
     (k) The definition of “Required Lenders” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Required Lenders” shall mean at any time (a) two (2) or more Lenders holding more than fifty percent (50%) of the then aggregate unpaid principal amount of the Loans or (b) if no such principal amount is then outstanding, two (2) or more Lenders having more than fifty percent (50%) of the Total Commitment.
     (l) The definition of “Revolving Credit Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Revolving Credit Commitment” shall mean, with respect to any Lender, the Revolving Credit Commitment of such Lender as set forth in Schedule 2.01(a) annexed hereto, as the same may be terminated, increased or reduced from time to time in accordance with the provisions of this Agreement.
     (m) The definition of “Seasonal Revolving Credit Availability Period” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Seasonal Revolving Credit Availability Period” shall mean any of the following periods: (a) January 1, 2006 until and including March 15, 2006, (b) January 1, 2007 until and including March 15, 2007, (c) January 1, 2008 until and including March 15, 2008, (d) January 1, 2009 until and including March 15, 2009, and (e) January 1, 2010 until and including March 15, 2010.
     (n) The definition of “Seasonal Revolving Credit Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

     “Seasonal Revolving Credit Commitment” shall mean, with respect to any Seasonal Revolving Credit Lender, the Seasonal Revolving Credit Commitment of such Lender as set forth in Schedule 2.01(b) annexed hereto, as the same may be terminated or reduced from time to time in accordance with the provisions of this Agreement.
     (o) The definition of “Seasonal Revolving Credit Termination Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Seasonal Revolving Credit Termination Date” shall mean the earlier of (a) March 15, 2010 or (b) such date as the Seasonal Revolving Credit Loans shall otherwise be payable in full and the Seasonal Revolving Credit Commitment shall terminate, expire or be canceled in accordance with the terms of this Agreement.
     (p) The definition of “Subsidiary’s Cash Holdings” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Subsidiary’s Cash Holdings” shall mean, with respect to a Subsidiary of the Borrower, other than ACE Funding, the cash owned by such Subsidiary in such Subsidiary’s stores, plus the cash owned by such Subsidiary in such Subsidiary’s depository accounts with the Administrative Agent, plus the cash owned by such Subsidiary in such Subsidiary’s depository accounts with Other Financial Institutions, plus the amount of items of such Subsidiary in clearing at the Administrative Agent and at Other Financial Institutions, plus cash owned by such Subsidiary in transit with armored couriers.
     (q) Section 2.06(a) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof to read as follows:
     If there is any change in the Applicable Commitment Fee Rate during any calendar quarter, the Unused Total Commitment shall be computed and multiplied by the Applicable Commitment Fee Rate separately for each period during such quarter that such Applicable Commitment Fee was in effect.
     (r) Section 2.07 of the Credit Agreement is hereby amended by (i) amending the title thereto to read “Termination or Reduction of the Total Revolving Credit Commitment; Termination of Seasonal Revolving Credit Commitment.”, and (ii) deleting paragraph (e) therefrom.
     (s) Article II of the Credit Agreement is hereby amended by adding a new Section 2.15 thereto to read as follows:
     SECTION 2.15. Increase in Total Revolving Credit Commitment.
     (a) Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Total Revolving Credit Commitment to an amount (for all such requests) not exceeding $225,000,000; provided that (i) any such request for an increase shall be in a minimum amount of

$10,000,000, and (ii) the Borrower may make a maximum of two such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
     (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its pro rata share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.
     (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Issuing Bank (which approvals shall not be unreasonably withheld), the Borrower may also invite additional assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
     (d) Effective Date and Allocations. If the Total Revolving Commitment is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.
     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Credit Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default exists. The Borrower shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.11) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised pro rata shares arising from any nonratable increase in the Revolving Credit Commitments under this Section.
     (f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 9.02 to the contrary.
     (t) Section 5.11 of the Credit Agreement is hereby amended to read as follows:

     SECTION 5.11. Additional Guarantors and Pledge of Assets. Inform the Administrative Agent within five (5) Business Days before the creation or acquisition of any direct or indirect Subsidiary. The Borrower and the Lenders intend that any such new Subsidiary of the Borrower shall obtain the benefit of the Total Commitment and shall become a Guarantor pursuant to terms similar to each Guarantor on the date hereof. Within fifteen (15) Business Days from the acquisition or formation of any such additional Subsidiary, then, unless such Subsidiary is merged into the Borrower or a Guarantor (with the Borrower or such Guarantor being the surviving Person) prior to the expiration of such fifteen (15) Business Day period, the Borrower shall cause such Subsidiary (a) to promptly execute, in form and substance satisfactory to the Administrative Agent, all documents necessary for such Subsidiary to become a Guarantor hereunder (including a Guaranty Agreement substantially in the form executed by the Guarantors as of the Closing Date), and (b) to effect such Subsidiary’s conveyance of a first priority Lien in its assets (subject only to Permitted Liens) in favor of the Administrative Agent for the benefit of the Lenders securing the Obligations pursuant to the Security Documents. Any such additional Subsidiary’s assets shall thereupon become part of the Collateral, and such Subsidiary’s Cash Holdings (and other assets described in Section 1 of the Borrowing Base Report) shall thereupon become part of the Borrowing Base; provided, however, that the Administrative Agent may, in its sole discretion, audit and inspect such Subsidiary’s assets (including, without limitation, such Subsidiary’s Cash Holdings) at the Borrower’s expense, and, if the results of such audit and inspection are not satisfactory to the Administrative Agent in its sole discretion, such Subsidiary’s Cash Holdings shall no longer be part of the Borrowing Base. The Required Lenders shall have the right to cause the Administrative Agent to conduct such an audit and inspection upon written request and such audits and inspections shall be in addition to the audits described in Section 5.08 hereof. In addition, within fifteen (15) Business Days from the acquisition or formation of any additional Subsidiary of the Borrower, the Borrower shall execute, or shall cause its Subsidiary to execute, as applicable, all documents (including a Stock Pledge Agreement in form and content substantially similar to other Stock Pledge Agreements) necessary to effect the Borrower’s or such Subsidiary’s, as applicable, conveyance of a first priority Lien in the Equity Interests of such additional Subsidiary in favor of the Administrative Agent for the benefit of the Lenders securing the Obligations, and such additional Subsidiary’s Equity Interests shall thereupon become part of the Collateral. If reasonably requested by the Administrative Agent, the Borrower shall cause its legal counsel to deliver to the Administrative Agent, simultaneously with the Credit Documents referred to in this Section 5.11, a legal opinion containing opinions reasonably requested by the Administrative Agent with respect to, if applicable, (i) the stock or asset acquisition, (ii) the formation of such Subsidiary, (iii) the pledge of such Subsidiary’s Equity Interests to the Administrative Agent, (iv) the pledge of acquired assets to the Administrative Agent and the perfection of the Administrative Agent’s security interest therein, (v) the addition of such Subsidiary as a Guarantor, and (vi) such other matters reasonably related thereto; such legal opinion to be in form and substance satisfactory to the Administrative Agent.
     (u) Section 6.03(a) of the Credit Agreement is hereby amended to read as follows:

     (a) Incur, create, assume or permit to exist any Indebtedness for borrowed money (excluding Guarantees) that is secured by Liens other than (i) Indebtedness secured by Permitted Liens in an amount not to exceed three million dollars ($3,000,000) per item of Indebtedness and five million dollars ($5,000,000) in the aggregate; (ii) Senior Subordinated Indebtedness (other than the Popular Acquisition Notes) in an amount not to exceed forty million dollars ($40,000,000) in the aggregate, (iii) the Popular Acquisition Notes, (iv) Indebtedness existing on the date hereof and listed in Schedule 6.03 hereto; provided, that, such Indebtedness shall not after the date hereof (A) increase in amount (except increases subject to limitations in amount in existence on the date hereof); (B) be secured by Liens not in existence on the date hereof, or (C) change in regard to seniority in any respect; and (v) Indebtedness incurred hereunder (including, without limitation, any drawings under any Letter of Credit).
     (v) Section 6.03(b) of the Credit Agreement is hereby amended to read as follows:
     (b) Incur, create, assume or permit to exist any Guarantees other than (without duplication): (i) Guarantees of the Obligations, (ii) Guarantees for the benefit of Travelers in respect of the Borrower’s obligations under the Money Order Agreement, and (iii) Guarantees in respect of Indebtedness otherwise permitted hereunder of the Borrower or any wholly-owned Subsidiary (other than ACE Funding).
     (w) Section 6.03(c) of the Credit Agreement is hereby amended to read as follows:
     (c) Incur, create, assume or permit to exist any unsecured Indebtedness other than (i) current accounts payable and unsecured current liabilities (not the result of borrowing) incurred in the ordinary course of business of the Borrower to vendors, suppliers and Persons providing services, for expenditures for goods, services and financial service products normally required by it in the ordinary course of business and on ordinary trade terms, including (without limitation) obligations pursuant to the Money Order Agreement, (ii) Indebtedness evidenced by Deferred Payment Obligations (other than the Indebtedness permitted by clause (iii) below) in an amount not to exceed four million dollars ($4,000,000) in the aggregate at any time, (iii) Indebtedness evidenced by Deferred Payment Obligations with respect to the Pomegranate Acquisition in an amount not to exceed three million dollars ($3,000,000), and (iv) Indebtedness during any period of forty-five (45) consecutive days between January 15, and March 15 of any fiscal year not to exceed fifty million dollars ($50,000,000) in aggregate amount.
     (x) Section 6.05 of the Credit Agreement is hereby amended to read as follows:
     SECTION 6.05. Consolidations, Mergers and Sales of Assets. (a) Directly or indirectly consolidate with or merge into any other Person, or permit another Person to merge into it, unless it is a Guarantor merging into the Borrower (with the Borrower being the surviving entity) or another Guarantor; provided, that, (i) such entity has provided the Administrative Agent with written notice at least ten (10) Business Days prior to such merger, (ii) all Liens in favor of the Administrative Agent granted by such entities continue to be valid, perfected and first priority (except for pre-existing Liens on the assets of such other Person which are also Permitted Liens, and (iii) in no event shall

ACE Funding merge into Borrower or any Subsidiary of Borrower, (b) acquire all or substantially all the Equity Interests or other ownership interests in, any other Person (except for Acceptable Acquisitions that also comply with Section 5.11), (c) sell, lease, transfer or assign to any Persons or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), or (d) otherwise sell any of its assets other than assets which are of nominal value or obsolete or are replaced by assets of equal suitability and value; provided, however, that (i) the Borrower and its Subsidiaries may sell or otherwise dispose of assets obtained in the Pomegranate Transaction of the type disclosed to the Administrative Agent in writing prior to the Second Amendment Closing Date in an aggregate amount not to exceed the amount disclosed to the Administrative Agent in writing prior to the Second Amendment Closing Date, (ii) in addition to clause (i) immediately preceding, the Borrower and its Subsidiaries may sell only fixed assets (i.e., furniture, fixtures, and equipment), goodwill, and leasehold interests in connection with the disposition of stores in the ordinary course of business (but in no event cash, checks, accounts, receivables or working capital) in an amount not to exceed $7,500,000 in the aggregate in any Fiscal Year, and (iii) any Guarantor may sell or lease any of its assets to the Borrower or to another Guarantor if and only if all Liens on any such assets in favor of the Administrative Agent continue to be valid, perfected and first priority subsequent to such sale or lease.
     (y) Section 6.07 of the Credit Agreement is hereby amended to read as follows:
     SECTION 6.07. Net Worth. At any time, permit Net Worth of the Borrower and its Subsidiaries on a Consolidated basis at any time to be less than $175,500,000; plus (b) seventy-five percent (75%) of all Net Income earned after December 31, 2005 during any completed fiscal quarter, provided, however that fiscal quarters in which Net Income is a negative amount will be excluded from the calculation of Net Income earned after December 31, 2005, plus (c) an amount equal to all proceeds of any offering of Equity Interests (net of offering and professional fees and expenses) by the Borrower or any of its Subsidiaries occurring after December 31, 2005 that is permitted hereunder.
     (z) Section 6.19 of the Credit Agreement is hereby amended to read as follows:
     SECTION 6.19. Capital Expenditures. [INTENTIONALLY OMITTED.]
     (aa) Section 9.02(b) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof to read as follows:
     Notwithstanding anything in this Section 9.02(b) or elsewhere in this Agreement to the contrary, (i) only the consent of the Administrative Agent is required to release Liens in Cash Holdings not to exceed $2,500,000 in aggregate amount in order to satisfy any Unencumbered Cash Requirements and (ii) a waiver or modification with respect to the dollar amount set forth in clause (i) immediately preceding shall not be deemed to be a release of Collateral under this Section 9.02(b).

     (bb) The Pricing Grid is hereby amended to be in the form of Schedule 1 attached to this Second Amendment.
     (cc) Schedule 2.01(a) to the Credit Agreement is hereby amended to be in the form of Schedule 2.01(a) attached to this Second Amendment.
     (dd) Schedule 2.01(b) to the Credit Agreement is hereby amended to be in the form of Schedule 2.01(b) attached to this Second Amendment.
     (ee) Exhibit C, the Borrowing Base Report, is hereby amended to be in the form of Exhibit C attached to this Second Amendment.
     (ff) Exhibit H, the Cash Holdings Report, is hereby amended to be in the form of Exhibit H attached to this Second Amendment.
     (gg) Exhibit I, the Compliance Certificate, is hereby amended to be in the form of Exhibit I attached to this Second Amendment.
     Section 2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:
     (a) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as made on and as of such date;
     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;
     (c) (i) the Borrower has full power and authority to execute and deliver this Second Amendment, each Revolving Credit Note payable to each Lender whose Revolving Credit Commitment is being increased and each Seasonal Revolving Credit Note payable to each Seasonal Revolving Credit Lender whose Seasonal Revolving Credit Commitment is being increased (collectively, the “Replacement Notes”) and the Revolving Credit Note payable to each New Lender and the Seasonal Revolving Credit Note payable to each New Lender who is a Seasonal Revolving Credit Lender (collectively, the “New Notes”), (ii) this Second Amendment, the Replacement Notes and the New Notes have been duly executed and delivered by the Borrower, and (iii) this Second Amendment, the Replacement Notes, the New Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
     (d) neither the execution, delivery and performance of this Second Amendment, the Replacement Notes, the New Notes or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with (i) the certificate or articles of incorporation or the applicable constituent documents or bylaws of the

Borrower or its Subsidiaries, (ii) to Borrower’s knowledge, any provision or law, statute, rule or regulation applicable to the Borrower or its Subsidiaries or (iii) any indenture, agreement or other instrument to which the Borrower, the Subsidiaries or any of their respective properties are subject; and
     (e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this Second Amendment, the Replacement Notes, or the New Notes or (ii) the acknowledgement by each Guarantor of this Second Amendment.
     Section 3. CONDITIONS TO EFFECTIVENESS. This Second Amendment shall be effective upon satisfaction or completion of the following:
     (a) the Administrative Agent shall have received counterparts of this Second Amendment executed by each Lender;
     (b) the Administrative Agent shall have received counterparts of this Second Amendment executed by the Borrower and acknowledged by each Guarantor;
     (c) the satisfaction of the conditions set forth in Section 4.01 of the Credit Agreement;
     (d) the Administrative Agent shall have received a certified corporate resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Second Amendment, the Replacement Notes and the New Notes;
     (e) the Administrative Agent shall have received an opinion of counsel to the Borrower, in form and substance satisfactory to the Administrative Agent and its counsel, with respect to the matters set forth in clauses (c), (d) and (e) of Section 2 of this Second Amendment and with respect to such other matters as the Administrative Agent and its counsel shall reasonably request;
     (f) the Administrative Agent shall have received in immediately available funds (i) for the account of the Administrative Agent an arrangement fee in an amount agreed upon between the Borrower and the Administrative Agent, (ii) for the account of each Lender other than the New Lenders a fee in an amount equal to the product of (A) 0.125% and (B) the sum of each Lender’s Revolving Credit Commitment and Seasonal Revolving Credit Commitment before giving effect to the First Amendment and this Second Amendment, (iii) for the account of each Lender whose Revolving Credit Commitment and/or Seasonal Revolving Credit Commitment is being increased by this Second Amendment, a fee in an amount equal to the product of (A) 0.250% and (B) the amount of the increase of such Lender’s Revolving Credit Commitment and Seasonal Revolving Credit Commitment pursuant to this Second Amendment, and (iv) for the account of each New Lender, a fee in an amount equal to the product of (A) 0.250% and (B) each New Lender’s Revolving Credit Commitment and/or Seasonal Revolving Credit Commitment established pursuant to this Second Amendment;

     (g) the Administrative Agent and Travelers shall have executed a First Amendment to the First Amended and Restated Intercreditor Agreement which shall provide for an increase in the Total Commitment (as defined in the Intercreditor Agreement) to an amount not to exceed $300,000,000;
     (h) the Administrative Agent shall have received counterparts of the Supplement to Assignment of Deposit Accounts and Security Agreement executed by the parties thereto;
     (i) Bank of America and CitiBank shall have each received payment in full of all amounts due and owing to them; and
     (j) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.
     Section 4. PURCHASE BY LENDERS. Simultaneously with the satisfaction of conditions set forth in Section 3 of this Second Amendment, each Lender shall purchase or sell (as the case may be), without recourse, an amount of Loans and LC Exposure outstanding such that after giving effect to this Second Amendment, the amount of each Lender’s Revolving Credit Commitment and Seasonal Revolving Credit Commitment which has been utilized shall be pro rata among the Lenders in proportion that their respective Revolving Credit Commitments and Seasonal Revolving Credit Commitments bear to the Total Revolving Credit Commitment and the Total Seasonal Revolving Credit Commitment. The Borrower hereby irrevocably authorizes each Lender, to the extent necessary, to fund to the Administrative Agent any payment required to be made pursuant to the immediately preceding sentence. If, as a result of any purchase or sale provided for in this Section 4, any payment of a Eurodollar Loan, in whole or in part, occurs on a day which is not the last day of the Interest Period for such Eurodollar Loan, the Borrower will pay to the Administrative Agent for the benefit of any Lender holding a Eurodollar Loan any loss, cost or expense attributable to such payment in accordance with Section 2.11 of the Credit Agreement.
     Section 5. ADDITION OF NEW LENDERS. The parties hereto agrees that the provision of Section 9.04 of the Credit Agreement shall not be applicable to the addition of the New Lenders pursuant to this Second Amendment. Each New Lender covenants and agrees that (a) it will, independently and without reliance on the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (b) it will perform in accordance with their requisite terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender. Furthermore, each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Second Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, (c) from and after the Second Amendment Closing Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (d) it has received a copy of the Credit Agreement and the other Credit Documents requested by it, together with copies of the most recent financial statements delivered pursuant to Section 5.05 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Amendment and to become a Lender under the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (e) if it is a Foreign Lender, it has delivered to the Borrower (with a copy of the Administrative Agent) any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed.
     Section 6. EXITING LENDERS. Upon satisfaction of the conditions set forth in Section 3 of this Second Amendment, the Exiting Lenders shall no longer (a) be a Lender under the Credit Agreement or (b) have any rights or obligations with respect to being a Lender, except for those that expressly survive termination of the Credit Agreement.
     Section 7. DEPOSIT ACCOUNT STATEMENTS. The Borrower, the Administrative Agent and the Lenders acknowledge and agree that, unless requested by the Administrative Agent, copies of all bank statements required to be delivered by the depository institutions pursuant to any Letter Agreement shall not be required to be delivered to the Administrative Agent.
     Section 8. REFERENCE TO THE CREDIT AGREEMENT.
     (a) Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.
     (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.
     Section 9. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
     Section 10. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Second Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty Agreement (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Second Amendment or any of the provisions contemplated herein, and (ii) include the increase of the Revolving Credit Commitment and the Seasonal Revolving Credit Commitment provided for in this Second Amendment (c) ratifies and confirms its obligations under its Guaranty Agreement, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty Agreement.
     Section 11. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this

Second Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     Section 12. GOVERNING LAW; BINDING EFFECT. This Second Amendment shall be shall be construed in accordance with and governed by the law of the State of Texas; provided, that the Administrative Agent, the Agent, and each Lender shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.
     Section 13. HEADINGS. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.
     Section 14. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this Second Amendment is executed as of the date first set forth above.

ACE CASH EXPRESS, INC., as Borrower
By:	/s/ Walter E. Evans
Walter Evans
Senior Vice President and General Counsel

Signature Page to Second Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank, and as a Lender
By:	/s/ Jeff Boeckman
	Name:	Jeff Boeckman
	Title:	Vice President

Signature Page to Second Amendment

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Brian McDougal
	Name:	Brian McDougal
	Title:	Vice President

Signature Page to Second Amendment

U. S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ John Holland
	Name:	John Holland
	Title:	Senior Vice President

Signature Page to Second Amendment

UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	/s/ Albert W. Kelley
	Name:	Albert W. Kelley
	Title:	Vice President

Signature Page to Second Amendment

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Joanne Bramanti
	Name:	Joanne Bramanti
	Title:	Senior Vice President

Signature Page to Second Amendment

AMEGY BANK NATIONAL ASSOCIATION (formerly known as Southwest Bank of Texas, N.A.), as a Lender
By:	/s/ Melinda N. Jackson
	Name:	Melinda N. Jackson
	Title:	Senior Vice President

Signature Page to Second Amendment

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ Todd S. Meller
	Name:	Todd S. Meller
	Title:	Managing Director

Signature Page to Second Amendment

NATIONAL CITY BANK, as a Lender
By:	/s/ Michael Durbin
	Name:	Michael Durbin
	Title:	Senior Vice President

Signature Page to Second Amendment

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Ronald K. Baker
	Name:	Ronald K. Baker
	Title:	Executive Vice President

Signature Page to Second Amendment

RZB FINANCE LLC, as a Lender
By:	/s/ Christoph Hoedl
	Name:	Christoph Hoedl
	Title:	Group Vice President

By:	/s/ John A. Valiska
	Name:	John A. Valiska
	Title:	First Vice President

Signature Page to Second Amendment

ALLIED IRISH BANKS, p.l.c., as a Lender
By:	/s/ Martin Chin
	Name:	Martin Chin
	Title:	Senior Vice President

By:	/s/ Derrick Lynch
	Name:	Derrick Lynch
	Title:	Asistant Vice President

Signature Page to Second Amendment

LEGACYTEXAS BANK, as a Lender
By:	/s/ R. Brian Livingston
	Name:	R. Brian Livingston
	Title:	Senior Vice President

Signature Page to Second Amendment

NORTH FORK BANK, as a Lender
By:	/s/ Robert C. Dunwoody
	Name:	Robert C. Dunwoody
	Title:	Vice President

Signature Page to Second Amendment

ACKNOWLEDGED AND AGREED FOR
PURPOSES OF SECTION 6 HEREOF:
BANK OF AMERICA, N.A.

By:	/s/ Tracey B. Silverman
	Name:	Tracey B. Silverman
	Title:	Senior Vice President

CITIBANK TEXAS, N.A. (formerly known as
First American Bank, SSB)

By:	/s/ Harold Beattie, Jr.
	Name:	Harold Beattie, Jr.
	Title:	Vice President

Signature Page to Second Amendment

ACKNOWLEDGED AND AGREED:
CHECK EXPRESS, INC.
Q. C. & G. FINANCIAL, INC.
ACE PAYMENT SERVICES, INC. (formerly known as
          Public Currency, Inc.)
CHECK EXPRESS FLORIDA, INC.
CHECK EXPRESS FINANCE, INC.
CHECK-X-CHANGE CORPORATION
CHECK EXPRESS SOUTH CAROLINA, INC.
CHECK EXPRESS USA, INC.

By:	/s/ Walter E. Evans
	Name:	Walter E. Evans
	Title:	Vice President and Secretary

ACE CREDIT SERVICES, LLC
By:	ACE CASH EXPRESS, INC., its Managing Member

By:	/s/ Walter E. Evans
	Name:	Walter E. Evans
	Title:	Vice President and Secretary

Signature Page to Second Amendment

SCHEDULE I
Pricing Grid

Debt to EBITDA	Applicable Margin	Applicable Margin	Applicable Margin for	Applicable
Ratio	for LIBO Rate Loans	for ABR Loans	Reference Rate Loans	Commitment Fee Rate
≥ 2.00	2.75% per annum	1.75% per annum	2.75% per annum	0.50% per annum
< 2.00x ≥ 1.75x	2.50% per annum	1.50% per annum	2.50% per annum	0.50% per annum
< 1.75x ≥ 1.50	2.25% per annum	1.25% per annum	2.25% per annum	0.375% per annum
< 1.50x ≥ 1.00x	2.00% per annum	1.00% per annum	2.00% per annum	0.375% per annum
< 1.00x	1.75% per annum	0.75% per annum	1.75% per annum	0.300% per annum

Schedule 1

SCHEDULE 2.01(a)
Revolving Credit Commitments

	Revolving Credit
Lender	Commitment	Percentage
Wells Fargo Bank, National Association	$26,181,818.17	13.0909%
JPMorgan Chase Bank, N.A.	$21,818,181.82	10.9091%
U.S. Bank National Association	$21,818,181.82	10.9091%
Union Bank of California, N.A.	$21,818,181.82	10.9091%
KeyBank National Association	$21,818,181.82	10.9091%
Amegy Bank National Association (formerly known as Southwest Bank of Texas, N.A.)	$14,545,454.55	7.2727%
The Bank of Nova Scotia	$14,545,454.55	7.2727%
National City Bank	$14,545,454.55	7.2727%
Texas Capital Bank National Association	$9,454,545.45	4.7273%
RZB Finance, LLC	$9,454,545.45	4.7273%
Allied Irish Banks, p.l.c.	$8,000,000.00	4.0000%
LegacyTexas Bank	$8,000,000.00	4.0000%
North Fork Bank	$8,000,000.00	4.0000%
TOTAL	$200,000,000.00	100%

Schedule 2.01(a)

SCHEDULE 2.01(b)
Seasonal Revolving Credit Commitments

	Seasonal Revolving
Lender	Credit Commitment	Percentage
Wells Fargo Bank, National Association	$9,818,181.83	13.0909%
JPMorgan Chase Bank, N.A.	$8,181,818.18	10.9091%
U.S. Bank National Association	$8,181,818.18	10.9091%
Union Bank of California, N.A.	$8,181,818.18	10.9091%
KeyBank National Association	$8,181,818.18	10.9091%
Amegy Bank National Association (formerly known as Southwest Bank of Texas, N.A.)	$5,454,545.45	7.2727%
The Bank of Nova Scotia	$5,454,545.45	7.2727%
National City Bank	$5,454,545.45	7.2727%
Texas Capital Bank National Association	$3,545,454.55	4.7273%
RZB Finance, LLC	$3,545,454.55	4.7273%
Allied Irish Banks, p.l.c.	$3,000,000.00	4.0000%
LegacyTexas Bank	$3,000,000.00	4.0000%
North Fork Bank	$3,000,000.00	4.0000%
TOTAL	$75,000,000.00	100%

Schedule 2.01(b)

EXHIBIT C
[FORM OF BORROWING BASE REPORT]
Borrowing Base Report for Week Beginning Sunday ___, 200___and Ending Saturday ___, 200___(the “Prior Week”):
All capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in that certain First Amended and Restated Credit Agreement, dated as July 30, 2004, by and among ACE Cash Express, Inc. (the “Borrower”), Wells Fargo Bank, National Association, as Administrative Agent, and the other Lenders party thereto (as amended, supplemented, restated or extended from time to time, the “Agreement”). Capitalized terms herein and not otherwise defined shall have the meanings set forth in the Agreement.

			Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday
1.	Calculation of the Borrower’s Cash Holdings and the Subsidiary’s Cash Holdings for Subsidiaries that are Guarantors as of the end of the Prior Week:
	a.	Aggregate amount of cash of the Borrower and each of its Subsidiaries that is a Guarantor (the “Guarantors”) in their respective stores as of the end of the Prior Week.	$	$	$	$	$	$	$

	b.	Aggregate amounts of deposits of the Borrower and the Guarantors held in depository accounts with financial institutions.	$	$	$	$	$	$	$

c.
Aggregate dollar amount of checks which are payable to the order of, or endorseable to the order of, the Borrower and/or the Guarantors, other than checks which have been deposited into any deposit or other account (i.e., the aggregate dollar amount of all checks in the Borrower’s and/or the Guarantor’s stores or in transit with any armored couriers).
			$	$	$	$	$	$	$

	d.	Aggregate amount of cash of the Borrower and the Guarantors in transit with armored couriers.	$	$	$	$	$	$	$

	e.	Total Borrower’s Cash Holdings and Subsidiary’s Cash Holdings for Subsidiaries that are Guarantors as of the end of the Prior Week (sum of a through d above).	$	$	$	$	$	$	$

Exhibit C - 1

		Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday
2.	Less: Aggregate amount owed by the Borrower and its Subsidiaries to Travelers Express Company, Inc. under the Money Order Agreement dated April 16, 1998, as of the end of the Prior Week.	$
3.	Less: Aggregate amount of cash of the Borrower and the Guarantors released for Unencumbered Cash Requirements (not to exceed $2,500,000).	$	$	$	$	$	$	$

4.	Equals: Amount Available for Borrowing, subject to the terms of the Agreement, before taking into account the outstanding principal amount of all Revolving Credit Loans and Seasonal Revolving Credit Loans.	$	$	$	$	$	$	$

5.	Less: Aggregate principal amount of a Revolving Credit Loans and Seasonal Revolving Credit Loans outstanding as of the end of the Prior Week.	$	$	$	$	$	$	$

6.	Equals: Net Amount Available for Borrowing, subject to the terms of the Agreement, if positive, or amount due, if negative.	$	$	$	$	$	$	$

The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof.
ACE CASH EXPRESS, INC.,
as Borrower

By:

Name:

Title:

Date:

Exhibit C - 2

EXHIBIT H
[FORM OF CASH HOLDING REPORT]

To:	Wells Fargo Bank, National Association,
as Administrative Agent
4975 Preston Park Road, Ste. 280
Plano, Texas 75093

Attention: [___]
     This Report (“Report”) is delivered pursuant to that certain First Amended and Restated Credit Agreement dated as of July 30, 2004, by and among Ace Cash Express, Inc., a Texas corporation (the “Company”), the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as the administrative agent for the Lenders (in such capacity, the “Agent”)(as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; all capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement). This Report covers the calendar week ended ____________ , 200___, and is delivered to the Agent pursuant to Section 5.05(d) of the Agreement.
     The Company and/or its Subsidiaries opened the following accounts in the calendar week ended____________, 200___, and such accounts are or will be used to maintain Cash Holdings or Subsidiary’s Cash Holdings:

financial institution
has previously
		legal name of financial institution	delivered a Letter
Account no.	account holder	maintaining account	Agreement

      The Company and/or its Subsidiaries entered into contracts with the following armored couriers in the calendar week ended ____________, 200___, and such armored couriers are or will be used to transport Cash Holdings or Subsidiary’s Cash Holdings:

armored courier has previously
legal name of armored courier	delivered a Letter Agreement

Exhibit H

     The Company and/or its Subsidiaries opened the following stores during the calendar week ended ______  __, 200___serviced by the indicated bank and courier:

STORE NUMBER	CITY/STATE	BANK	COURIER

     The Company hereby represents, warrants, and certifies that as of the date hereof the Company is in compliance with Section 6.20 of the Agreement.
     This Report is executed on ______  __, 200___, by the duly elected, qualified and acting [Title] of the Company.

ACE CASH EXPRESS, INC., as Company
By:
Name:
Title:

Exhibit H

EXHIBIT I
[FORM OF COMPLIANCE CERTIFICATE]
FINANCIAL COVENANT AND COMPLIANCE CERTIFICATE
FOR CURRENT REPORTING PERIOD BEGINNING ___________, _______ AND
ENDING __________, _______ (“CURRENT PERIOD”)
All capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in that certain First Amended and Restated Credit Agreement, dated as of July 30, 2004, by and among ACE Cash Express, Inc., Wells Fargo Bank, National Association, as Administrative Agent, and the other Lenders parties thereto (as amended, restated, modified, or supplemented, the “Agreement”).
FINANCIAL COVENANTS.

Indicate Compliance

1.
Net Worth. The Borrower shall not any time permit the Net Worth of the Borrower and its Subsidiaries on a Consolidated basis to be less than $175,500,000 plus (b) seventy-five percent (75%) of all Net Income earned after December 31, 2005 during any fiscal quarter, provided, however that fiscal quarters in which Net Income is a negative amount will be excluded from the calculation of Net Income earned after December 31, 2005, plus (c) an amount equal to the (100%) of all proceeds of any offering of Equity Interests (net of offering and professional fees and expenses) by the Borrower or any of its Subsidiaries occurring after December 31, 2005 that is permitted hereunder.

	Yes	No

Calculation			$175,500,000
	Plus:	75% of cumulative Net Income accruing after December 31, 2005 (excluding the aggregate amount of any losses incurred during any calendar quarters occurring after December 31, 2005)	$

	Plus:	Net proceeds of
		equity offerings	$

	Equals:	Minimum Net Worth	$

Actual
Calculation	Total capital stock		$

	Plus:	Paid-in capital	$

	Plus:	Retained Earnings	$

	Minus:	Treasury Stock	$

	Equals:	Net Worth	$

2.
EBITDA. The Borrower shall not at any time permit as of the end of any fiscal quarter, permit the aggregate EBITDA of the Borrower and its Subsidiaries on a Consolidated basis for the four-quarter period ending on the last day of such fiscal quarter to be less than 85% of the aggregate EBITDA of the Borrower and its Subsidiaries on a Consolidated basis for the four-quarter period ending on the last day of the immediately preceding fiscal quarter.

	Yes	No
Exhibit 1 — 1

Required

Calculations	a.	Consolidated EBITDA for four consecutive fiscal quarter period ending on immediately preceding Calculation Date*	$

	b.	Multiplied by	0.85
	c.	Required EBITDA	$

Actual

	Consolidated EBITDA for four previous fiscal quarter period ending on Calculation Date**		$

	*Calculation of Consolidated EBITDA for four consecutive fiscal quarter period ending on immediately preceding Calculation Date		$

Net Income for such period
	Plus:	Interest Expense for such period	$
	Plus:	Federal, state and local income taxes for such period	$
	Plus:	Depreciation, amortization and other non-cash charges for such period (excluding, however, any reserves or non-cash charges relating to, or in respect of, Payday Loans or any other loan program administered by the Borrower or its Subsidiaries)	$

	Minus:	Extraordinary gains for such period	$

	Plus:	Extraordinary losses for such period	$
	Equals:	EBITDA for such period	$

Exhibit I-2

**Calculation of Consolidated EBITDA for four fiscal quarter period ending on Calculation Date.

Net Income for such period		$

Plus:	Interest Expense for such period	$

Plus:	Federal, state and local income
	taxes for such period	$

Plus:	Depreciation, amortization and
other non-cash charges for such period
(excluding, however, any reserves or
non-cash charges relating to, or in
respect of, Payday Loans or any other
loan program administered by the
	Borrower or its Subsidiaries)	$

Minus:	Extraordinary gains for such period	$

Plus:	Extraordinary gains for such
	period	$

Equals:	EBITDA for such period	$

3.
Debt to EBITDA Ratio. At the end of any fiscal quarter, the Borrower shall not permit the Debt to EBITDA Ratio on a Consolidated basis to be equal to or more than (i) 2.75 to 1.00 from the Closing Date through and including December 31, 2005 and (ii) 2.50 to 1.00 at any time thereafter.
	Yes	No

Calculation	Funded Indebtedness	$

	EBITDA	$

Funded Indebtedness/EBITDA
	(Debt to Cash Flow Ratio)	= ______________ to 1.00

4.	Cash Flow Coverage Ratio. The Borrower shall not permit the Cash Flow Coverage Ratio of the Borrower and its Subsidiaries on a Consolidated basis to be less than 1.25:1.00 at any time.	Yes	No

Calculation:	EBITDA: EBITDA for 12 consecutive month
	period ending on such Calculation Date	$

Exhibit I-3

Minus:	Federal, state and local taxes
actually paid for 12 consecutive month period
	ending on such Calculation Date	$

Minus:	total capital expenditures paid in
cash for 12 consecutive month period ending
	on such Calculation Date	$

Minus:	Treasury Stock purchased during 12
consecutive month period ending on such
	Calculation Date	$

Plus:	Rent expense during 12 consecutive
	month period ending on such Calculation Date	$

Equals:	Adjusted EBITDA	$

Adjusted Expenditures: cash Interest Expense paid for 12 consecutive month period ending on such Calculation Date		$

Plus:	Current portion of long term debt	$

Plus:	Current portion of Capitalized Lease Obligations	$

Plus:	Rent expense	$

Equals:	Adjusted Expenditures	$

Adjusted EBITDA/Adjusted Expenditures (Cash Flow Coverage Ratio)		=______________ to 1.00
FINANCIAL STATEMENTS AND REPORTS:

a.
Annual CPA audited FYE consolidated and consolidating financial statements with Compliance Certificate and SEC Form 10-K on or before 90 days after FYE or such earlier time as my be required under applicable law
		Yes	No

b.	Quarterly unaudited consolidated and consolidating financial statements with Compliance Certificate and SEC Form 10-Q within forty-five (45) days of each quarter end (except for fourth quarter).	Yes	No

The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof, and that since the date of the Borrower’s most recent Compliance Certificate (if any):

No Default or Event of Default has occurred under the Agreement during the Current Period, or been discovered from a prior period, and not reported.
Exhibit I — 4

A Default or Event of Default (as described below) has occurred during the Current Period or has been discovered from a prior period and is being reported for the first time.

Description of Default or Event of Default:

ACE CASH EXPRESS, INC.,
as Borrower

By:

Name:

Title:

Date:

Exhibit I — 5